Medistem Announces Appointment of Steven M. Rivers as Its Chief Financial Officer

Veteran Financial Professional is Named to Oversee Financial Operations of Adult Stem Cell Technology Company

SCOTTSDALE, Ariz.--(BUSINESS WIRE)—July 5, 2006--Medistem Laboratories, Inc. (OTCBB:MDSM - News; FWB:S2U), committed to the ethical development of next-generation medical therapies from non-controversial adult stem cell sources, is pleased to announce that Steven M. Rivers, CPA, a veteran financial professional with extensive experience in internal controls, accounting, registration statements, audit preparation and financial reporting, has joined the Company as its Chief Financial Officer.

"We're very pleased to have a seasoned financial professional like Steven join our management team at Medistem Laboratories," said Chris McGuinn, COO of Medistem. "He has exhibited the highest ethical standards throughout his career guiding publicly-traded companies. We feel it is crucial that Medistem's affiliated operations at the Institute for Cellular Medicine be clearly aligned with the highest standards of practice to reinforce Medistem’s mission to execute world-class science and therapeutic product development. We look forward to his financial guidance as we continue to roll out our business plan to support rapid growth and development.”

After spending six years with leading Big Four audit firms and developing a successful start-up consulting practice, Mr. Rivers served in a variety of managerial roles with ON Semiconductor Corp., in Phoenix, Arizona, from 2000 to 2004, during which time he was instrumental in critical projects such as a $500 million IPO, $380 million of secondary offerings, $500 million of public debt offerings and the integration of a $250 million acquisition.

Since 2004, Mr. Rivers has focused on providing in-house consulting and outsourcing services as the Co-Founder of Rivers & Moorehead PLLC, a financial consulting firm in Phoenix, Arizona whose clients primarily consist of public companies ranging from $5 million to several billion dollars in market capitalization.

"I’m excited about Medistem’s promising adult stem cell technology platform and compelling business plan,” Mr. Rivers added. “I am committed to ensuring the Company’s financial solvency throughout its development and growth, so that it can further its mission to develop and deliver innovative, wide-ranging adult stem-cell based therapies in affiliated clinics worldwide."

About Medistem Laboratories, Inc.

Medistem Laboratories is an innovative biotechnology company committed to the creation, licensing and commercialization of advanced medical therapies based on non-controversial adult stem cells. The Company intends to use adult stem cells generated from muscle, bone marrow and fat of adult patients seeking treatment, as well as from full-term, healthy placentas and umbilical cords, which the Company believes to be non-controversial sources of stem cells. Medistem common stock is traded on the Frankfurt, Germany, stock exchange under the symbol S2U.

Cautionary Statement

Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, the ability to develop or license certain technologies; operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: technology development limitations, intense competition, risk of business interruption, management of rapid growth, need for additional financing, regulatory approvals and requirements, dependence on key personnel and research, management and other administrative costs.

These factors are discussed in greater detail in the company's Registration Statement on Form SB-2 and its quarterly and annual periodic reports, all as filed with the Securities and Exchange Commission.

Contact:

Medistem Laboratories, Inc.

Neil Riordan, Ph.D., 954-727-3662

riordan@medisteminc.com